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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on their behalf of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of Centerstate Banks of Florida, Inc., a Florida corporation; and further agree that this Joint Filing Agreement be included as Exhibit 1 to the Schedule 13D. In evidence thereof, the undersigned hereby execute this Agreement this 18th day of December, 2001.



                                         By: /s/ Lawrence W. Maxwell
                                             -----------------------------------
                                             Lawrence W. Maxwell



                                         By: /s/ Anita K. Maxwell
                                             -----------------------------------
                                             Anita K. Maxwell